===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                TIDEWATER INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                     [lOGO OF TIDEWATER INC. APPEARS HERE]

                                TIDEWATER INC.
                               1440 CANAL STREET
                             NEW ORLEANS, LA 70112

                                                                  June 12, 1998

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Tidewater Inc. to be held at the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 23, 1998, at 10:00 a.m., C.D.S.T.

  The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have.

  Please sign, date, and return the enclosed proxy card promptly. If you attend the meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                          Sincerely,

                                          /s/ William C. O'Malley
                                          -----------------------------------
                                          William C. O'Malley
                                          Chairman of the Board, President,
                                          and Chief Executive Officer

                                 TIDEWATER INC.
                               1440 CANAL STREET
                             NEW ORLEANS, LA 70112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of the Stockholders of TIDEWATER INC. will be held in the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 23, 1998, at 10:00 a.m., C.D.S.T., to vote upon the following matters:

  1. The election of three Directors for a term of three years and one Director for a term of one year;

  2. Ratification of the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending March 31, 1999; and

  3. Such other matters as may properly come before the meeting or any adjournment thereof.

  The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed as June 2, 1998.

  Stockholders are requested to date, sign, and return as soon as possible the enclosed proxy card. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose.

                                     By Order of the Board of Directors

                                     /s/ Cliffe F. Laborde
                                     ----------------------------------------
                                     Cliffe F. Laborde
                                     Senior Vice President, Secretary
                                     and General Counsel

New Orleans, Louisiana
June 12, 1998

                               TABLE OF CONTENTS

                               DESCRIPTION                                 PAGE
                               -----------                                 ----
Solicitation of Proxies...................................................   1
Revocation of Proxies.....................................................   1
Shares Outstanding and Voting Procedures..................................   1
Security Ownership of Certain Beneficial Owners...........................   2
Security Ownership of Management..........................................   2
Election of Directors (Proposal 1)........................................   3
Committees of the Board...................................................   4
Compensation Committee Interlocks and Insider Participation...............   5
Director Compensation.....................................................   5
Executive Compensation....................................................   6
Compensation Committee Report.............................................  11
Performance Graph.........................................................  14
Interest in Certain Transactions..........................................  15
Proposal for the Ratification of Selection of Independent Accountants
 (Proposal 2).............................................................  16
Stockholder Proposals and Director Nominations............................  16
Other Matters.............................................................  17

                                TIDEWATER INC.
                               1440 CANAL STREET
                             NEW ORLEANS, LA 70112

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

  This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of Tidewater Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company which will be held in the Auditorium of the Pan-American Life Center, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 23, 1998, at 10:00 a.m., C.D.S.T., and at any adjournment thereof. Only stockholders of record at the close of business on June 2, 1998, are entitled to vote at the meeting or any adjournment thereof.

  The Company will bear the costs of soliciting proxies. Proxies may be solicited, without extra remuneration, by Directors, officers, or employees of the Company, by mail, telephone, telex, telefax, telegram, or personal interview. The Company will reimburse brokers, banks, and other custodians, nominees, or fiduciaries for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of shares.

                             REVOCATION OF PROXIES

  Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering written revocation or a later dated proxy to the Secretary of the Company.

                   SHARES OUTSTANDING AND VOTING PROCEDURES

  The Bylaws of the Company (the "Bylaws") provide that the holders of a majority of the shares of common stock of the Company, par value $.10 per share (the "Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The Bylaws further provide that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the Bylaws, all matters coming before the Annual Meeting shall be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote.

  Abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  As of the close of business on June 2, 1998, the Company had 59,299,856 shares of Common Stock that were issued, outstanding, and entitled to vote. Each share of Common Stock is entitled to one vote with respect to matters to be voted upon at the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table and notes thereto indicate the name, address, and stock ownership of each person or persons known by the Company to own beneficially more than 5% of the Company's voting securities as of June 2, 1998:

                                                        AMOUNT AND
                                                        NATURE OF
    NAME AND ADDRESS                                    BENEFICIAL    PERCENT
   OF BENEFICIAL OWNER                                  OWNERSHIP     OF CLASS
   -------------------                                  ----------    --------
   Common Stock
    Merrill Lynch Growth Fund.......................... 5,016,000(1)    8.5%(2)
    800 Scudders Mill Road
    Plainsboro, NJ 08536

--------
(1) Based on Schedule 13G dated January 28, 1998, jointly filed with the Commission by Princeton Services, Inc., Merrill Lynch Asset Management, L.P., and Merrill Lynch Growth Fund.
(2) Based on 59,299,856 shares of Common Stock outstanding on June 2, 1998.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the beneficial ownership of the Common Stock as of June 2, 1998, with respect to each executive officer named in the Summary Compensation Table and by all Directors, nominees, and executive officers as a group:

                                                 AMOUNT AND
                                                  NATURE OF          PERCENT
   NAME                                     BENEFICIAL OWNERSHIP*    OF CLASS
   ----                                     ---------------------    --------
   Robert H. Boh...........................          13,000(1)          **
   Donald T. Bollinger.....................          23,451(1)          **
   Arthur R. Carlson.......................           9,100(1)          **
   Richard M. Currence.....................         162,960(2)(3)       **
   Larry D. Hornbeck.......................          53,001(1)          **
   Hugh J. Kelly...........................          10,000(1)          **
   Cliffe F. Laborde.......................          56,780(2)(3)(4)    **
   John P. Laborde.........................          40,894(1)(5)       **
   Paul W. Murrill.........................           9,100(1)          **
   William C. O'Malley.....................         414,088(2)(3)       **
   Lester Pollack..........................       1,499,999(1)(6)      2.5%(7)
   J. Hugh Roff, Jr........................          10,000(1)          **
   Donald G. Russell.......................               0             **
   Stephen A. Snider.......................          34,337(2)(3)(8)    **
   Ken C. Tamblyn..........................          37,349(2)(3)       **
   All Directors and Executive Officers as
    a group (15 persons)...................       2,407,392(9)         4.0%(10)

--------
   * Unless otherwise indicated by footnote, all shares are held by the named individuals with sole voting and investment powers.
 ** Less than 1.0%.
 (1) Includes shares that may be acquired within 60 days upon exercise of Non-Employee Director Stock Options, as follows: Mr. Boh, 9,000; Mr. Bollinger, 9,000; Mr. Carlson, 9,000; Mr. Hornbeck, 3,000; Mr. Kelly, 9,000; Mr. Laborde, 2,000; Dr. Murrill, 9,000; Mr. Pollack, 7,000; and Mr. Roff, 8,000.
 (2) Includes shares that may be acquired within 60 days upon exercise of Employee Stock Options, together with related restricted stock awards, as follows: Mr. Currence, 139,151; Mr. Laborde, 27,925; Mr. O'Malley, 283,333; Mr. Snider, 24,334; and Mr. Tamblyn, 23,999.

 (3) Includes shares attributable to accounts under the Company's 401(k) Savings Plan as follows: Mr. Currence, 307; Mr. Laborde, 701; Mr. O'Malley, 229; Mr. Snider, 1,022; and Mr. Tamblyn, 3,065.
 (4) Includes 636 shares held in trusts for Mr. Laborde's minor children, beneficial ownership of which is disclaimed.
 (5) Includes 932 shares owned by Mr. Laborde's wife, beneficial ownership of which is disclaimed.
 (6) Includes 1,492,999 shares owned by the Corporate Partners Group, as to which Mr. Pollack disclaims beneficial ownership.
 (7) Calculated on the basis of 59,299,856 shares of Common Stock outstanding at June 2, 1998, plus the number of shares such person has the right to acquire within 60 days.
 (8) Mr. Snider resigned on February 20, 1998 in connection with the sale of Tidewater Compression Service, Inc. ("Tidewater Compression"), the Company's natural gas compression subsidiary.
 (9) Includes 597,075 shares of Common Stock that such persons have the right to acquire within 60 days through the exercise of options together with related restricted stock awards; 1,494,567 shares for which Directors and executive officers reported indirect ownership and disclaim beneficial ownership; and 5,324 shares of Common Stock attributable to such persons' accounts in the Company's Savings Plan, as to which shares such persons have sole voting power only.
(10) Calculated on the basis of 59,299,856 shares of Common Stock outstanding at June 2, 1998, and the 572,741 shares that all Directors and executive officers as a group have the right to acquire within 60 days.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

  The Company's Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible, with each class of Directors serving a three-year term. The term of office of the classes of Directors expires in rotation so that one class is elected at each Annual Meeting for a full three-year term. Except for Mr. Russell, all of the nominees for Directors are currently serving as Directors (see "Committees of the Board").

  The Board of Directors has nominated and urges you to vote FOR the election of Messrs. Murrill, Pollack and Roff for terms of office ending in 2001 and Mr. Russell for a term of office ending in 1999. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies.

  It is intended that the proxies solicited hereby will be voted FOR the election of each individual named under "Nominees" below. In the event any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. The Board of Directors has no reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a Director. In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR ELECTION AT THIS MEETING TO TERMS EXPIRING IN 2001:

  PAUL W. MURRILL, 63, Professional Engineer; Chairman of Piccadilly Cafeterias since 1994; Special Advisor to the Chairman of the Board of Gulf States Utilities Co. (public utility), 1987-1989, its Chairman, 1982-1987, and its Chief Executive Officer, 1982-1986; Director of ChemFirst, Inc., Entergy Corporation, Howell Corporation, Piccadilly Cafeterias, Inc., and ZYGO Corp. Director since 1981.

  LESTER POLLACK, 64, Managing Director of Lazard Freres & Co. LLC since 1995 (prior thereto a general partner), Managing Director of Centre Partners Management LLC since 1995; Chairman of the Board of Firearms Training Systems, Inc., and Director of La Salle Re Limited, Parlex Corporation, Rembrandt Photo Services, and SunAmerica Inc. Director since 1992.

  J. HUGH ROFF, Jr., 66, Chairman of the Board of PetroUnited Terminals, Inc. (petrochemical terminals) since 1986; Advisory Director of Chase Bank of Texas, N.A. Director since 1986.

NOMINEE FOR ELECTION AT THIS MEETING TO TERM EXPIRING IN 1999:

  DONALD G. RUSSELL, 66, Chairman of Russell Companies (oil and gas investments) since May 1998, former Executive Vice President of Sonat Inc. from April 1993 to May 1998, and Chairman of the Board and Chief Executive Officer of Sonat Exploration Company from February 1988 to May 1998.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999:

  ROBERT H. BOH, 67, Chairman and Former President and Chief Executive Officer of Boh Bros. Construction Co. (general construction contractor); and Chairman of Hibernia Corporation and Hibernia National Bank. Director since 1978.

  DONALD T. BOLLINGER, 48, Chairman of Bollinger Shipyards, Inc. since 1989 and its Chief Executive Officer since 1985; Director of Banc One Louisiana Corporation, Campo Electronics Appliances & Computers, Inc., Louisiana Worker's Compensation Corp., and Port of New Orleans. Director since 1990.

  LARRY D. HORNBECK, 59, Former Chairman, President and Chief Executive Officer of Hornbeck Offshore Services, Inc.; Director of Coastal Towing, Inc. Director since 1996.

  HUGH J. KELLY, 73, Oil and gas consultant since 1989; former Chief Executive Officer of Ocean Drilling and Exploration Company, 1977-1989; Director of Chieftain International, Inc., Central Louisiana Electric Co., and Gulf Island Fabrication Co. Director since 1990.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000:

  ARTHUR R. CARLSON, 57, Managing Director, Trust Company of the West (investment advisor), Director of Inuvialuit Energy, Inc. and TCW Asset Management Company. Director since 1982.

  JOHN P. LABORDE, 74, Former Chairman, President and Chief Executive Officer of the Company from 1956 to 1994; Director of Stolt Comex Seaway S.A., Stone Energy Corporation, Stewart Enterprises, Inc., and LSU Medical Faculty Practice Group, Inc., and Director Emeritus of American Bankers Insurance Group Inc. and Hibernia Corporation. Director since 1956.

  WILLIAM C. O'MALLEY, 61, Chairman, President and Chief Executive Officer of the Company since 1994; prior thereto, served as Chairman of the Board and Chief Executive Officer of Sonat Offshore Drilling, Inc.; Director of Hibernia Corporation, Ceanic, Inc., BE&K, and American Bureau of Shipping. Director since 1994.

                            COMMITTEES OF THE BOARD

  The Company has standing Executive, Audit, and Compensation Committees of the Board of Directors. During fiscal 1998, seven meetings of the Board of Directors were held. Each Director attended at least 75% of the aggregate of the meetings of the Board and the Committees on which they served.

  The Company has no nominating committee. During fiscal 1998 the Board appointed Messrs. Boh, Carlson and Murrill to an ad hoc committee to conduct a search for an additional Director. The Committee has met one time and concluded to recommend Mr. Donald G. Russell for election to the Board.

  The Company's Executive Committee is composed of Messrs. Boh, Bollinger, Carlson, Hornbeck, Kelly, Laborde, Murrill, O'Malley, Pollack, and Roff. The function of the Committee is to act in the place of the Board of Directors at times when the Board is not in session. The Committee may exercise all powers of the Board except those powers specifically reserved to the Board under applicable law. The Committee held one meeting during fiscal 1998.

  The Company's Audit Committee is composed of Messrs. Bollinger, Hornbeck, Laborde, Murrill, and Pollack. The Committee met five times during fiscal 1998. The principal functions of the Committee are to recommend selection of independent auditors, review the plan for and results of audit examinations by internal and independent auditors, review the Company's annual and quarterly financial statements, and review and approve the services provided and fees charged by independent auditors. The Committee also monitors and evaluates internal accounting controls of the Company and ensures continuing adherence to stated management policies and regulatory requirements in the area of financial reporting.

  The Company's Compensation Committee is composed of Messrs. Boh, Carlson, Kelly, and Roff. The Committee met five times during fiscal 1998. The principal functions of the Committee include responsibility for considering all substantive elements of the Company's total employee compensation package, including overall plan design for each of the Company's major benefit programs, determining appropriate actuarial assumptions and funding methods, appointing and monitoring independent investment managers, and monitoring compliance with applicable provisions of state and federal law. The Committee also has responsibility for determining salary and bonus awards for executive officers and determining stock option and restricted stock awards for all key employees.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Committee are Messrs. Boh, Carlson, Kelly, and Roff. None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity one of whose executive officers served as a Director or on the Compensation Committee of the Company.

                             DIRECTOR COMPENSATION

  Outside Directors of the Company receive an annual retainer fee of $25,000, except for John P. Laborde, who receives an annual retainer fee of $100,000 for the duration of his term as Director. Mr. Laborde, the founder of the Company, served as Chairman and Chief Executive Officer of the Company for 38 years, and thereafter served as a consultant to the Company until October 20, 1997. The Board of Directors has elected Mr. Laborde to the honorary position of Chairman Emeritus.

  In addition to the annual retainer fee, Outside Directors receive a fee of $1,500 for attendance at each meeting of the Board of Directors. Outside Directors also receive a fee of $1,200 for attendance at each meeting of any Committee of the Board of Directors or $1,600 for attendance at those committee meetings they chair.

  For fiscal 1998, Outside Directors also received a stock option to purchase 2,000 shares of Common Stock after the Annual Meeting of Stockholders. The exercise price of the stock options was equal to the closing price for the Common Stock reported on the New York Stock Exchange consolidated tape on the date of the 1997 Annual Meeting.

  For fiscal 1999, Outside Directors will receive a stock option to purchase 5,000 shares of Common Stock after the Annual Meeting. The exercise price of the stock option will be equal to the closing price for the Common Stock reported on the New York Stock Exchange consolidated tape on the date of the 1998 Annual Meeting.

  The Company provides a Deferred Compensation Plan pursuant to which an Outside Director may elect to defer all fees which are payable to him from the Company. Deferred amounts are credited to an account in the name of the participant as a cash credit or a phantom Common Stock credit of the Company's Common Stock. Cash credit accounts are credited quarterly with interest at a rate based upon the one year U.S. Treasury Bill rate. The phantom share accounts are credited with a Common Stock dividend equivalent at the time dividends are paid on Common Stock. Upon the earlier of termination of Board service with the Company or the Director's attainment of age 65, amounts accrued under this Plan are payable either in a lump sum or over a period of two to ten years, at the election of the participant. Directors participate at their election in this Plan on a year-to-year basis. Two Directors participated in the Deferred Compensation Plan during fiscal 1998.

  The Company also provides a Retirement Plan for the benefit of Outside Directors who retire from the Board on or after reaching age 65 or after completing five or more years of service on the Board. Under the Retirement Plan, an eligible Director will be entitled to an annual benefit equal to the annual retainer fee for a Board member at the time of his retirement. (For Mr. Laborde, the annual retainer fee for purposes of this Retirement Plan will be the same amount as the other Directors' annual retainer fee.) The benefit is payable for a term equal to the number of years the retired Director served as an Outside Director. If a Director dies prior to payment of his benefit, a death benefit is payable to his beneficiaries equal to the then present value of the unpaid benefit.

  The Deferred Compensation Plan and the Retirement Plan both provide for the acceleration of the payment of certain benefits in the event of a change of control in the Company. In such event, any unpaid benefits deferred under the Deferred Compensation Plan as a cash credit only and any Retirement Plan benefits are payable upon the Company's receipt of a request for payment by a Director.

                            EXECUTIVE COMPENSATION

  The following table summarizes, for each of the three fiscal years ended March 31, 1996, 1997, and 1998, the compensation of the named individuals in all capacities in which they served:

                          SUMMARY COMPENSATION TABLE

                            ANNUAL COMPENSATION              LONG TERM COMPENSATION
                         ----------------------------- ----------------------------------
                                                       RESTRICTED NO. OF
   NAME AND PRINCIPAL    FISCAL                          STOCK    OPTIONS    ALL OTHER
        POSITION          YEAR   SALARY       BONUS    AWARDS(1)  AWARDED COMPENSATION(2)
   ------------------    ------ --------    ---------- ---------- ------- ---------------
William C. O'Malley,      1998  $653,017(3) $1,275,000 2,950,000  325,000   $   24,342
 Chairman, President and  1997   500,000       750,000    -0-     100,000       18,786
 Chief Executive Officer  1996   500,000       456,000    -0-      50,000       11,376
Richard M. Currence,      1998   275,000       385,667    -0-      50,000       12,126
 Executive Vice
  President               1997   245,000       244,389    -0-      50,000       11,226
                          1996   245,000       175,000    -0-      22,000       11,226
Ken C. Tamblyn,           1998   265,000       370,460    -0-      50,000       11,826
 Executive Vice
  President               1997   235,000       234,414    -0-      50,000       10,926
 and Chief Financial
  Officer                 1996   235,000       175,000    -0-      22,000       10,926
Cliffe F. Laborde,        1998   215,000       252,860    -0-      40,000       10,326
 Senior Vice President,   1997   200,000       153,125    -0-      35,000        9,876
 Secretary and General
  Counsel                 1996   200,000       120,000    -0-      18,000        9,876
Stephen A. Snider,        1998   170,000       -0-        -0-       -0-      1,213,122
 Senior Vice
  President(4)            1997   160,000        87,500    -0-      30,000        8,676
                          1996   160,000        60,000    -0-      18,000        8,676

--------
(1) Reflects the number of shares of restricted stock awarded multiplied by the closing market price of the Company's Common Stock on the date of grant.

(2) Consists of amounts contributed by the Company on behalf of the named executive officer pursuant to the Company's Savings Plan and Supplemental Savings Plan and health care premiums paid by the Company under the Company's Executive Medical Plan (see following table). For Mr. Snider, also includes $1,205,000 of incentive compensation awarded to Mr. Snider to retain his services as a member of senior management pending the sale of Tidewater Compression (see "Employment Contracts").
(3) Mr. O'Malley's salary was increased from $600,000 to $700,000 in September 1997.
(4) Mr. Snider resigned on February 20, 1998 in connection with the sale of Tidewater Compression.

                      AMOUNTS CONTRIBUTED BY THE COMPANY
            PURSUANT TO SAVINGS PLAN AND SUPPLEMENTAL SAVINGS PLAN
                 AND HEALTH CARE PREMIUMS PAID BY THE COMPANY
                         UNDER EXECUTIVE MEDICAL PLAN

                                                   CONTRIBUTIONS  PREMIUMS PAID
                                                   UNDER SAVINGS UNDER EXECUTIVE
NAME                                   FISCAL YEAR     PLANS      MEDICAL PLAN
----                                   ----------- ------------- ---------------
William C. O'Malley...................    1998        $20,466        $3,876
                                          1997         15,000         3,876
                                          1996          7,500         3,876
Richard M. Currence...................    1998          8,250         3,876
                                          1997          7,350         3,876
                                          1996          7,350         3,876
Ken C. Tamblyn........................    1998          7,950         3,876
                                          1997          7,050         3,876
                                          1996          7,050         3,876
Cliffe F. Laborde.....................    1998          6,450         3,876
                                          1997          6,000         3,876
                                          1996          6,000         3,876
Stephen A. Snider.....................    1998          4,569         3,553
                                          1997          4,800         3,876
                                          1996          4,800         3,876

STOCK OPTIONS

  The following table contains certain information concerning the grant of stock options to the named individuals during the fiscal year ended March 31, 1998:

               OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 1998

                                     % OF TOTAL
                         NUMBER OF    OPTIONS
                           SHARES     GRANTED
                         UNDERLYING TO EMPLOYEES                     GRANT DATE
                          OPTIONS     IN LAST    EXERCISE EXPIRATION THEORETICAL
NAME                     GRANTED(1) FISCAL YEAR   PRICE      DATE     VALUE(2)
----                     ---------- ------------ -------- ---------- -----------
William C. O'Malley.....  200,000       26.9%    $59.000   09/25/07  $4,248,000
                          125,000       16.8%     45.625   03/26/08   2,052,500
Richard M. Currence.....   50,000        6.7%     45.625   03/26/08     821,000
Ken C. Tamblyn..........   50,000        6.7%     45.625   03/26/08     821,000
Cliffe F. Laborde.......   40,000        5.4%     45.625   03/26/08     656,800
Stephen A. Snider.......      -0-        -0-         -0-        -0-         -0-

--------
(1) The options become fully exercisable within three years after the date of grant. Exercisability is accelerated upon a change of control.
(2) The theoretical values on grant date are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option's theoretical value, including the stock's historical volatility, dividend rate, exercise period of the option and interest rates. The grant date theoretical value above assumes a volatility of 35%, a dividend yield of 1.25%, a 5.75% risk free rate of return and a ten-year option term.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth certain information concerning the exercise of options during the fiscal year ended March 31, 1998, and unexercised options held on March 31, 1998:

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1998
                    AND OPTION VALUES AS OF MARCH 31, 1998

                                                   NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                          NUMBER OF                  SHARES UNDERLYING       IN-THE-MONEY OPTIONS
                           SHARES                OPTIONS AT MARCH 31, 1998   AT MARCH 31, 1998(2)
                          ACQUIRED      VALUE    ------------------------- ----------------------------
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE    UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- -----------    -------------
William C. O'Malley.....   200,000   $7,343,750    316,666      408,334    $5,385,415(3)     $92,710(3)
Richard M. Currence.....    24,820      795,742    135,187       90,668     2,770,026         41,545
Ken C. Tamblyn..........    32,333      914,719     23,999       90,668        38,415         41,545
Cliffe F. Laborde.......    64,953    2,573,271     27,522       69,334       265,250         33,250
Stephen A. Snider(4)....    42,541    1,320,788     24,334          -0-       227,537            -0-

--------
(1) Reflects the difference between the closing sale price of the Company's Common Stock on the exercise date and the exercise price of the options.
(2) Reflects the difference between the closing sale price of the Company's Common Stock on March 31, 1998 and the exercise price of the options.
(3) Excludes exercisable options for 33,333 shares and unexercisable options for 64,375 shares which Mr. O'Malley has assigned to a trust for the benefit of his children. Mr. O'Malley does not have voting or investment power with respect to these options.
(4) Mr. Snider's outstanding options lapse on February 20, 1999.

PENSION PLANS

  Defined Benefit Pension Plan. The Company and its participating subsidiaries sponsor a defined benefit pension plan ("Pension Plan") covering eligible employees. Upon normal retirement at age 65, the Pension Plan provides a monthly benefit equal to the sum of (i) 1.5% of five-year final average earnings above Social Security covered compensation times years of credited service to a maximum of 35, plus (ii) 0.85% of five-year final average earnings of Social Security covered compensation times years of credited service to a maximum of 35, plus (iii) 1% of five-year final average earnings times credited service in excess of 35 years.

  Early retirement benefits are available upon attainment of age 55 and completion of 10 years of credited service and are payable on a reduced basis. There is no reduction for benefits payable at age 62 or later. For employees retiring between age 55 and 62, the reduction is 5% per year for each year prior to age 62. A retiring employee may select a life annuity or one of several optional forms of settlement.

  Employees completing five years of credited service are 100% vested in their pension benefits. Messrs. O'Malley, Currence, Tamblyn, Cliffe Laborde, and Snider have 3, 24, 12, 6 and 6 years of credited service, respectively, under the Company's Pension Plan.

  Supplemental Executive Retirement Plan. Under federal law, an employee's benefits under a qualified pension plan are limited to certain maximum amounts. The Company has adopted a supplemental executive retirement plan ("SERP") to supplement the benefits received by the Company's officers participating in the Pension Plan. The supplemental benefits consist of an amount equal to the excess of the participant's benefits calculated under the Pension Plan over the maximum benefit permitted by law. The SERP also gives credit for prior service by the SERP participants without regard to any break in service. As a consequence, under the SERP, Messrs. Currence and Snider were given credit for prior service without regard to their breaks in service. The SERP also provides for payment of a supplemental monthly benefit upon an officer's death or upon the later of attainment of age 55 or separation from service. The monthly benefit is equal to the sum of (i) 2.0% of five-year final average earnings above Social Security covered compensation times years of credited service to a maximum of 35 years, plus (ii) 1.35% of five-year final average earnings below Social Security covered compensation times years of credited service to a maximum of 35 years, plus (iii) 1% of five-year final average earnings times credited service in excess of 35 years. The monthly benefit provided by the SERP is offset by the monthly benefit provided by the Pension Plan.

  The following table sets forth estimated aggregate combined annual benefits payable in the form of a straight life annuity under the Pension Plan and the SERP upon retirement at age 65 to persons in the remuneration and years-of-service classifications specified. Benefits are not subject to any deduction for Social Security or other offset amounts.

                              PENSION PLANS TABLE

          FIVE-YEAR                YEARS OF CREDITED SERVICE AT RETIREMENT
        FINAL AVERAGE         --------------------------------------------------
          EARNINGS               15       20        25         30         35
        -------------         -------- -------- ---------- ---------- ----------
$  250,000................... $ 71,965 $ 95,953 $  119,942 $  143,930 $  167,918
$  300,000...................   86,965  115,953    144,942    173,930    202,918
$  400,000...................  116,965  155,953    194,942    233,930    272,918
$  500,000...................  146,965  195,953    244,942    293,930    342,918
$  600,000...................  176,965  235,953    294,942    353,930    412,918
$  700,000...................  206,965  275,953    344,942    413,930    482,918
$1,000,000...................  296,965  395,953    494,942    593,930    692,918
$1,300,000...................  386,965  515,953    644,942    773,930    902,918
$1,600,000...................  476,965  635,953    794,942    953,930  1,112,918
$1,900,000...................  566,965  755,953    944,942  1,133,930  1,322,918
$2,200,000...................  656,965  875,953  1,094,942  1,313,930  1,532,918

EMPLOYMENT CONTRACTS

  On September 19, 1997, the Company entered into an Employment Agreement (the "Employment Agreement") with Mr. William C. O'Malley, pursuant to which Mr. O'Malley will serve as the Chairman, President and Chief Executive Officer of the Company through September 19, 2000. This Employment Agreement supersedes the previously executed Employment Agreement between the Company and Mr. O'Malley dated June 13, 1994 and which would have expired on December 31, 1998. Under the Employment Agreement, the Company will pay Mr. O'Malley an annual base salary of $700,000. In addition, Mr. O'Malley will be eligible for an annual incentive bonus in accordance with the terms of the Executive Officer Annual Incentive Plan. Pursuant to the Employment Agreement, Mr. O'Malley was granted 50,000 restricted shares of the Company's Common Stock, which shares are subject to certain restrictions on transfer, vesting periods, and risks of forfeiture. Additionally, Mr. O'Malley was granted non-qualified options to purchase 200,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of the option grant. Under the terms of the Stock Option Grant, the options will become exercisable over a three-year period. Under the Employment Agreement, the Company has agreed to pay Mr.

O'Malley such additional amounts as are necessary in order that his total retirement benefits will not be less than the benefits he would have been entitled to receive under the retirement plans of his previous employer. Upon death or disability, Mr. O'Malley or his estate will be paid 50% of the base salary that he would have been paid under the Employment Agreement for the remaining term.

  On August 21, 1997, the Company entered into an agreement (the "Separation Agreement") with Stephen A. Snider pursuant to which Mr. Snider was entitled to receive incentive compensation provided that he remained a full-time employee of the Company through the date of closing of the Company's sale of Tidewater Compression and achieved other performance based goals. Pursuant to the terms of the Separation Agreement, Mr. Snider was paid a bonus of $1,205,000.

CHANGE OF CONTROL AGREEMENTS

  The Company has entered into change of control agreements (the "Change of Control Agreements") with each of the executive officers named in the Summary Compensation Table. Mr. O'Malley's Change of Control Agreement supersedes his employment agreement upon a change of control of the Company. Mr. Snider's change of Control Agreement expired concurrently with his resignation from the company on February 20, 1998.

  The Change of Control Agreements for each executive officer provide for continued employment for a two-year period following a change of control (the "Employment Term"). Should the officer's employment be terminated during the Employment Term for any reason other than death, disability or "Cause," as defined, or should the officer terminate his employment for "Good Reason," as defined, the officer will become entitled to certain benefits. The benefits include a lump sum payment equal to three times the officer's base salary at termination, plus a payment equal to three times the greater of the average of his last three bonuses or the target bonus for which the officer is eligible within the following twelve months. Also, the officer will be entitled to continued life and health insurance benefits for thirty-six months following the date of termination. The officer will immediately become fully vested in his benefits under each supplemental or excess retirement plan of the Company in which the officer participated. In addition, the Company will contribute to a trust for the officer's account an amount equal to the additional benefits to which the officer would have been entitled under any qualified or non-qualified defined benefit or defined contribution plan of the Company, as if the officer had continued to participate in such plan for three years following the change of control.

  Mr. O'Malley's Change of Control Agreement provides that he is entitled to payments related to any excise tax that arises as a result of the "excess parachute payment" provisions of section 4999 of the Internal Revenue Code of 1986, to the extent such payments are provided for under any employment agreement in effect immediately prior to a change of control. Mr. O'Malley's current employment agreement provides for payments in such amounts as are necessary to place Mr. O'Malley in the same after-tax position as he would have been in had such excise tax not been applicable to him. The Change of Control Agreements with the other named executive officers provide that if the excise tax would be avoided by reduction of benefits payable under the Change of Control Agreements, then a reduction will occur, unless the amount of the reduction would exceed the excise tax due thereon, in which case there will be no reduction. Mr. O'Malley's Change of Control Agreement also continues in effect any additional retirement, death and disability benefits provided by an employment agreement in effect at the time of a change of control.

                         COMPENSATION COMMITTEE REPORT

PRINCIPLES OF EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is composed of independent Outside Directors who are responsible for Tidewater's compensation programs. The executive compensation program is designed to help the Company attract, motivate, and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program has been structured based on the following principles:

  .COMPETITIVE LEVELS OF COMPENSATION--Tidewater attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications. Total compensation is defined to include base salary, annual incentive bonus, long-term incentives, and executive benefits.

  The Company's philosophy is to provide a total compensation package which is market driven. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and proxy statements for comparable organizations. Tidewater considers market pay data for general industry companies with comparable revenues to Tidewater and the Value Line oilfield service peer group of companies used in the total shareholder return graph in this proxy statement in setting competitive compensation levels.

  .PAY FOR PERFORMANCE--Tidewater's base salary and incentive plans are managed within a pay for performance framework. As a result, while the expected value of an executive's compensation package may be market driven, actual payments made to executives in a given year may be higher or lower than competitive market rates because of Company and individual performance.

  .FOCUS ON ANNUAL AND LONG-TERM RESULTS--As part of its pay for performance program, Tidewater maintains both an annual and a long-term incentive plan for key employees. The purpose of the annual incentive plan is to reward short-term performance that is tied to the Company's annual business objectives. The long-term incentive plan focuses on providing stock based incentives which are intended to be consistent with the goals of long-term shareholders.

DESCRIPTION OF THE CURRENT EXECUTIVE COMPENSATION PROGRAM

  This section describes each of the principal elements of the Company's executive compensation program with specific reference to the objectives discussed above. The Company's compensation program is periodically reviewed to ensure an appropriate mix of base salary, annual incentive, and long-term incentive within the philosophy of providing competitive total direct compensation opportunities.

  Base Salary Program. Tidewater believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee's performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Generally, salaries for executives are reviewed annually based on a variety of factors, including individual performance, general levels of market salary increases, and Tidewater's overall financial condition. Base salaries for fiscal year 1998 were adjusted upward to maintain competitive rates of base pay; however, greater emphasis was placed upon the incentive portion of total cash compensation and the risk/reward element of executive compensation.

  Annual Incentive Plan. Tidewater provides an annual management incentive plan in which all executive officers other than Mr. O'Malley participate. The annual incentive plan is intended to attract, motivate, and retain high quality employees by offering variable pay tied to Company and individual performance. This program is also an important component in providing a fully competitive compensation package to the Company's executive officers.

  A bonus pool is established each year based on the Company's overall performance against measures established by the Compensation Committee of the Board of Directors. In fiscal 1998, two performance measures were considered:
(1) adjusted net income compared to the budget, and (2) return on total capital compared to the Value Line oilfield services industry peer group. Unlike prior years where the two performance measures were equally weighted, in fiscal 1998 the weight of the adjusted net income versus budget measure was increased to 66.67% to underscore the Company's emphasis on net income, and the weight of the return on total capital measure was decreased to 33.33%.

  For fiscal 1998, the Company exceeded the targets for return on total capital and for adjusted net income as compared to the budget. As a result, the overall company performance measures generated a bonus pool from which payouts were made.

  Individual awards from the established bonus pool are determined by the Compensation Committee. The Chief Executive Officer provides advice to the Committee for specific individual awards. Individual awards from the pool are based on a combination of objective performance criteria (such as operating margins, business unit performance, and the attainment of safety goals), as well as a discretionary evaluation of individual employee performance.

  The aggregate individual bonus awards for fiscal 1998 did not exceed the amount of funds in the bonus pool.

  Mr. O'Malley participates in a separate Executive Officer Annual Incentive Plan, which is described below under "1998 Chief Executive Officer Compensation."

  Long-Term Incentive Plan. Tidewater's long-term incentive plan provides long-term incentives to executives in two forms: stock options and restricted stock.

  Tidewater's stock option plan is intended to reward participants for generating appreciation in the Company's stock price through their individual performance. Stock options granted during the last fiscal year were granted at the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant. All stock options have a term of 10 years and are exercisable in accordance with a vesting schedule established by the Compensation Committee at the time of the grant. For fiscal 1998, the Compensation Committee used a vesting schedule of one-third per year commencing one year following the grant date.

  Tidewater's overall stock option grant levels generally are established by considering market data on grant levels. Individual long-term incentive grants are based on a subjective evaluation of the level of responsibility of each participant in the Company and individual performance.

  Restricted shares were granted to Mr. O'Malley as described below under "1998 Chief Executive Officer Compensation."

1998 CHIEF EXECUTIVE OFFICER COMPENSATION

  During fiscal 1998, Mr. William C. O'Malley served as Chief Executive Officer pursuant to an employment contract entered into in September 1997, which supersedes the prior agreement entered into in June 1994. The employment contract set Mr. O'Malley's annual base salary at $700,000, and granted him options to purchase 200,000 shares of Common Stock and 50,000 shares of restricted stock. The restricted shares have special vesting restrictions tied to increases in the price of the Company's Common Stock with earlier vesting upon Mr. O'Malley's attaining age 65 or upon his death or disability. In fiscal 1998, Mr. O'Malley was additionally granted stock options to purchase 125,000 shares of Common Stock based upon the Committee's subjective evaluation of Mr. O'Malley's performance during the last fiscal year.

  In addition, under the terms of the Executive Officer Annual Incentive Plan, Mr. O'Malley was eligible for an annual incentive award for fiscal 1998. This plan provides for payment of a variable bonus contingent upon achievement of certain Company performance goals. For fiscal 1998, the performance measures and their respective weights were: 1) adjusted net income versus budget weighted at 37.50%; 2) return on total capital as compared to the Value Line oilfield services industry peer group weighted at 37.50%; and
3) safety performance weighted at 25%. The actual amount of the incentive award is dependent upon the attainment of corporate performance in each of these three criteria. The target payout is 100% of base salary; the maximum payout is 200% of base salary. For fiscal 1998, Company performance exceeded the target for adjusted net income as compared to the budget, and achieved the maximum award levels for the return of total capital and safety measures. As a result, the overall Company performance measures generated an allowable payout of $1,316,000, of which $1,275,000 was awarded to Mr. O'Malley.

$1 MILLION PAY DEDUCTIBILITY CAP

  Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation, other than performance-based compensation, in excess of $1 million paid to each of its most highly compensated executive officers. Although the aggregate of Mr. O'Malley's salary and bonus for fiscal 1998 exceeded $1 million, Mr. O'Malley's bonus paid through the Executive Officer Annual Incentive Plan qualified as performance-based compensation and therefore was deductible by the Company. Stock options also qualify as performance-based and are excluded in calculating the $1 million limit of
Section 162(m).

  The Compensation Committee intends to continue to establish executive officer compensation programs that will maximize Tidewater's income tax deduction, assuming the Committee determines that such actions are consistent with its philosophy and in the best interest of Tidewater and its shareholders. However, from time to time, the Committee may award compensation that is not fully tax deductible if the Committee determines that such award is consistent with its philosophy and in the best interest of Tidewater and its shareholders.

                                          Compensation Committee:

                                          Robert H. Boh, Chairman
                                          Arthur R. Carlson
                                          Hugh J. Kelly
                                          J. Hugh Roff, Jr.

                               PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total shareholder return on Company shares with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Value Line Oilfield Services Group Index during fiscal 1994, 1995, 1996, 1997, and 1998. The graph assumes the investment of $100 on April 1, 1993, at closing prices on March 31, 1993, and the reinvestment of dividends. The Value Line Oilfield Services Group consists of 21 companies.



                             [Graph appears here]


                  1993     1994    1995   1996    1997    1998
                  ----     ----    ----   ----    ----    ----
Tidewater Inc.     100      82      88     167     204     197
S&P 500            100     101     117     155     186     275
Peer Group         100      90     103     156     208     296

                       INTEREST IN CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

  During fiscal 1998, the Company contracted with Bollinger Shipyards, Inc. ("Bollinger Shipyards") for repair services in the amount of approximately $7,400,000 for vessels owned by the Company. The contracts were awarded to Bollinger Shipyards on the basis of competitive bidding and/or drydock space availability. Donald T. Bollinger is the Chairman and Chief Executive Officer of Bollinger Shipyards and a Director of the Company.

  During fiscal 1998, the Company paid approximately $15,500 to Broadmoor Construction ("Broadmoor") for architectural and planning work for improvements (the "Improvements") proposed for an expansion of the Company's marine base in Amelia, Louisiana. During fiscal 1999, the Company accepted Broadmoor's proposal to construct the Improvements at a cost not to exceed $2,285,000. Broadmoor is a partnership which is jointly owned by Boh Bros. Construction Co. LLC ("BBCC") and Boh Company LLC ("BC"). Robert H. Boh is Chairman of the Board of BBCC and BC. Mr. Boh and his wife own approximately 22.5% of the voting units and 5.7% of the total units of BC and approximately 22.5% of the voting units and 8.8% of the total units of BBCC.

  In the opinion of management, all of the Company's transactions with affiliates were provided on terms that were usual, customary, and no less favorable to the Company than would be available from unaffiliated parties.

CONSULTING CONTRACTS

  On October 20, 1994, John P. Laborde retired as Chairman of the Board and Chief Executive Officer of the Company after more than 38 years of service. In connection with his retirement, the Company entered into a consulting contract (the "Consulting Contract") with Mr. Laborde that expired on September 24, 1997 under which he agreed to provide consulting services to the Company for a three-year period following his retirement (the "Consultant Term). Under the terms of the Consulting Contract, Mr. Laborde was paid an annual consulting fee of $600,000. During the Consultant Term, Mr. Laborde, among other perquisites, was entitled to all benefits that he was eligible to receive as a retiree from the Company. The Consulting Contract also provided that Mr. Laborde and his spouse were entitled to medical coverage paid by the Company for life.

  In connection with the acquisition of Hornbeck Offshore Services, Inc. by the Company, Larry D. Hornbeck entered into a two-year consulting agreement (the "Consulting Agreement") which terminated on March 13, 1998. Under the terms of the Consulting Agreement, Mr. Hornbeck agreed to render consulting and advisory services to the Company in return for payments aggregating $350,000. The Consulting Agreement provided for Mr. Hornbeck to receive certain health insurance benefits, indemnification with respect to activities undertaken in connection with services rendered thereunder, and an assignment of all right, title and interest in and to the Hornbeck name and logo.

                       PROPOSAL FOR THE RATIFICATION OF
                     SELECTION OF INDEPENDENT ACCOUNTANTS

                                 (PROPOSAL 2)

  The Board of Directors has approved the appointment of Ernst & Young LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 1999. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

  On May 22, 1997, the Company appointed, subject to shareholder ratification, Ernst & Young LLP as its new independent accountants. The decision to change the Company's independent accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

  KPMG Peat Marwick's ("Peat Marwick") reports on the Company's financial statements for the two fiscal years ended March 31, 1996, and 1997, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

  During the Company's two fiscal years ended March 31, 1997, and the subsequent interim period preceding the decision to discharge Peat Marwick as the Company's independent accountants, there were no disagreements with Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Peat Marwick, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also to be available at the meeting to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

                STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and the Bylaws of the Company.

  Should a stockholder intend to present a proposal at the Annual Meeting to be held in 1999, it must be received by the Secretary of the Company (at 1440 Canal Street, New Orleans, Louisiana 70112) not less than 120 days in advance of June 12, 1999, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

  The Company's Bylaws provide that in addition to any other applicable requirements for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event that the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. This requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with such procedures.

  The Bylaws further provide that a stockholder of the Company entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Such nominations shall be made pursuant to notice in writing to the Secretary, which must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.

                                 OTHER MATTERS

  The Board of Directors knows of no business, other than that described above, that will be presented to the meeting but, should any other matters properly arise before the meeting, the persons named in the enclosed proxies will vote the proxies in accordance with their best judgment.

                                     By Order of the Board of Directors

                                     /s/ Cliffe F. Laborde
                                     -----------------------------------------
                                     Cliffe F. Laborde
                                     Senior Vice President, Secretary
                                     and General Counsel

New Orleans, Louisiana
June 12, 1998

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

2730-PS-98

VOTING INSTRUCTIONS           DETACH HERE                    VOTING INSTRUCTIONS


                            TIDEWATER SAVINGS PLAN


        The undersigned directs the Trustee of the Tidewater Savings Plan (the "Plan") to vote as designated herein the shares represented by the undersigned's interest in the shares of Tidewater Inc. Common Stock held by the Plan at the Annual Meeting of Shareholders of the Company to be held on Thursday, July 23, 1998, and any adjournment thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement for the Meeting. The Trustee is further authorized to vote, in its discretion, upon such other business as may properly come before the Meeting.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

        IN NO DIRECTION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2.

        1. To elect directors.

           NOMINEES:  Paul W. Murrill, Lester Pollack, J. Hugh Roff, Jr.
                      and Donald G. Russell

                      [ ]  For All         [ ] Withheld from
                           Nominees            all nominees

        [ ] ________________________________________
            For all nominees except as noted above


        2. To ratify the selection of              FOR    AGAINST  ABSTAIN
           Ernst & Young LLP as                    [ ]      [ ]      [ ]
           independent auditors.

        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

        Please vote, date, sign and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.


Signature: __________________________________  Date: ____________________

                                  DETACH HERE

                                     PROXY

                                TIDEWATER INC.

        The undersigned appoints William C. O'Malley and John P. Laborde as proxies, each with power to act alone or by substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Tidewater Inc. to be held on July 23, 1998, and any adjournments thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NOT DIRECTED, FOR EACH NOMINEE AND FOR ALL PROPOSALS LISTED HEREIN, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

SEE REVERSE                                                          SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

        IN NO DIRECTION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2.

        1. To elect directors.

           NOMINEES:  Paul W. Murrill, Lester Pollack, J. Hugh Roff, Jr.
                      and Donald G. Russell

                      [ ]  For All         [ ] Withheld from
                           Nominees            all nominees

        [ ] ________________________________________
            For all nominees except as noted above


        2. To ratify the selection of              FOR    AGAINST  ABSTAIN
           Ernst & Young LLP as                    [ ]      [ ]      [ ]
           independent auditors.

        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

        Please vote, date, sign and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

        Please sign exactly as your name appears hereon. If the stock is issued in the names of two or more persons, each of them should sign the proxy. If the proxy is executed by a corporation, it should be signed in the corporate name by an authorized officer. When signing as attorney, executor, administrator, trustee, or guardian, or in any other representative capacity, give full title as such.



Signature: __________________________________  Date: ____________________

Signature: __________________________________  Date: ____________________